Exhibit 10.1

SECURED CONVERTIBLE PROMISSORY NOTE

Up to $3,000,000	October 24, 2024

FOR VALUE RECEIVED, MOMENTUS INC. (the “Borrower”) hereby unconditionally promises to pay to the order of SPACE INFRASTRUCTURES VENTURES, LLC (the “Lender”) the principal amount of up to $3,000,000 to the account specified by the Lender from time to time in writing, pursuant to the terms of this secured, convertible promissory note (together with all documents, instruments, and agreements entered into and/or delivered in connection herewith, the “Secured Note” or “Agreement”).

Recitals

WHEREAS, the Borrower and Lender previously entered into that certain Secured Convertible Promissory Note, dated as of July 12, 2024 (the “Prior Secured Note”), pursuant to which the Lender extended secured loans in a series of draws to the Borrower in the aggregate principal amount of $2,300,000 (collectively, the “Prior Secured Loan”); and

WHEREAS, the Borrower requires additional liquidity to fund day-to-day working capital needs and for general corporate purposes; and

WHEREAS, the Borrower has requested that the Lender extend additional secured loans to fund such needs and requirements, and the Lender has agreed to provide additional secured, convertible financing in two tranches in accordance with the provisions of this Secured Note;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender agree as follows:

1.         Principal Amount of Note. The principal amount of the loans committed by Lender to be extended pursuant to this Secured Note is $3,000,000 (the “Total Commitment Amount”), which shall be made available to the Borrower in two tranches, subject to the prior satisfaction of all conditions to borrowing in this Secured Note, as follows: (a) $2,000,000 of the Total Commitment Amount within one (1) Business Day (as defined below) of the execution of this Secured Note (the “First Loan”, and (b) on or after December 22, 2024, the Borrower may borrow up to an additional $1,000,000 of the Total Commitment Amount (the “Second Loan”, together the “Loans”; each date on which the Borrower borrows a Loan (i.e., receives Loan funds), a “Borrowing Date”). Any amounts repaid may not be re-borrowed. The Borrowing Notice for the Second Loan must provide that the Second Loan be funded before February 14, 2025, (the “Outside Date”), or the commitment of the Lender to extend the Second Loan shall terminate.

2.         Interest. (a) Interest shall accrue on the outstanding principal amount of the Loans once made at a rate of fifteen percent (15%) per annum based on a 360-day year and shall be added to the principal amount of the Secured Loan and paid on the Maturity Date (as defined below).
(b) In the event of an Event of Default (as defined below), default interest shall accrue on the outstanding principal amount of the Secured Note at 2% per annum above the non-default rate set forth above (“Default Interest”) and be payable on demand in cash. (c) At the option of the Lender, all accrued but unpaid interest, whether at the non-default or default rate, shall be paid by the Borrower to Lender in common shares of the Borrower (“Common Stock”) in accordance with Section 13(a). (d) In the event the Lender fails to fund the Second Loan in accordance with the Second Loan Borrowing Notice, the interest rate on the Second Loan (if funded) shall thereafter be reduced to a rate of five percent (5%) per annum.

3.         Amortization. The Borrower shall repay the principal amount of the Loans on October 24, 2025 (the “Maturity Date”), unless extended by the Lender in its sole and absolute discretion.

4.        Use of Proceeds. The Loans shall be used solely for the following purposes: (a) funding day-to-day working capital needs in the ordinary course of business, consistent with the Borrower’s practices prior to the date hereof; and (b) for general corporate purposes in the ordinary course of business, consistent with the Borrower’s practices prior to the date hereof. Without the prior written consent of the Lender, the Borrower shall not use the Loans for any other purposes, including, without limitation, to (i) purchase the assets, outside the ordinary course of business, or equity of any other person or entity, (ii) extend financing to any person or entity, (iii) fund any capital expenditures in excess of $100,000, (iv) repay any debts or obligations existing as of the date hereof other than in the ordinary course of business, and (v) invest in any person, entity or enterprise.

5.        Maturity Date. Unless paid or converted earlier as provided herein, and subject to Sections 2(b) and (c), all amounts due and payable under this Secured Note, including all outstanding principal, accrued interest, fees and costs (collectively, the “Obligations”), shall be due and payable in full and in cash on the Maturity Date, unless extended by the Lender in its sole and absolute discretion. All payments received shall be applied first against costs of collection (if any), then against accrued and unpaid (or unconverted) interest on this Secured Note and then against the outstanding principal balance, if any, of this Secured Note.

6.         Voluntary Prepayments. The Borrower shall have the right to repay all, but not less than all, Obligations outstanding under this Secured Note in full, in cash (subject to clause (b) of this paragraph), at any time prior to the Maturity Date subject to: (a) the Borrower paying the Lender a prepayment fee equal to ten percent (10%) of the outstanding Obligations due under this Secured Note on the date of the payment (the “Prepayment Fee”), or (b) if Lender elects within five (5) days of the Borrower’s notice of its intention to prepay under this provision, conversion of some or all of the outstanding Obligations into Common Stock in accordance with the terms of Section 13 of this Secured Note and the payment of cash in accordance with clause (a) of this paragraph of any balance of the value of the outstanding Obligations remaining after the conversion elected by the Lender. Any prepayments that do not include the Prepayment Fee shall be void.

7.         Mandatory Repayments. Unless otherwise elected by the Lender under Section 13, the Borrower shall repay all, but not less than all, Obligations outstanding under this Secured Note in cash in the event of any of the following: (a) a merger or consolidation in which the Borrower is a constituent party and the Borrower issues shares of its capital stock pursuant to such merger or consolidation, (b) the sale, lease, transfer, exclusive license or other disposition (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, by the Borrower of all or a material portion of the assets of the Borrower, (c) the liquidation, dissolution or winding up of the Borrower or any of its subsidiaries, whether voluntary or involuntary, in or out of a court process (the occurrence of any of the events set forth in clauses (a) - (c), each, a “Liquidity Event”), (d) any change in the ownership of the Borrower occurs where any person or entity, directly or indirectly, becomes the beneficial owner of more than fifty percent (50%) of the voting shares of the Borrower (or obtains the rights to acquire such shares), a majority of the members of the board of directors in existence on the date hereof shall be replaced with other members, or management of the Borrower declares that a change of control has occurred, irrespective of any occurrences described above (a “Change of Control”), or (e) the occurrence of a Bankruptcy Event (as defined below).

8.         Representations, Warranties and Covenants of Borrower. To induce the Lender to enter into this Secured Note, the Borrower represents and warrants to the Lender as of this date and on each Borrowing Date as set forth below. All representations, warranties and covenants of the Borrower contained in this Secured Note shall survive until the indefeasible repayment in full, in cash or shares of Common Stock as provided herein of all Obligations under this Secured Note.

(a)        Existence; Power and Authority; Compliance with Laws. The Borrower (a) is a corporation duly organized, validly existing, and in good standing under the laws of its state of organization, (b) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, to borrow under this Secured Note, to execute and deliver this Secured Note, and to perform its obligations hereunder, and (c) is in compliance with all laws applicable to the Borrower except to the extent that the failure to comply therewith could not reasonably be expected to have a material adverse effect on the business of the Borrower.

(b)         Authorization; Execution and Delivery. The execution and delivery of this Secured Note by the Borrower, its borrowings hereunder, and the performance of its Obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable laws and governing documents. The Borrower has duly executed and delivered this Secured Note.

(c)         No Approvals. Except as has already been obtained, no consent, authorization, or order of, filing with, notice to, license from, or other act by, or in respect of, any governmental authority or any other person is required in order for the Borrower to borrow under this Secured Note or to execute, deliver, or perform any of its obligations under this Secured Note; provided, however, notwithstanding anything herein to the contrary, this Secured Note shall be contingent upon, and shall not become effective until, Borrower has obtained written approval from the counterparty to the SPA (as defined in Section 13(g) below).

(d)         No Violations. The execution and delivery of this Secured Note, the borrowing under this Secured Note, and the consummation by the Borrower of the transactions contemplated hereby do not and will not (a) violate any law applicable to the Borrower or by which any of its properties or assets may be bound or (b) constitute a material default under any material agreement or contract by which the Borrower is bound, and, specifically, Borrower has obtained written consent to be party to this Secured Note from the counter-party to the SPA (as defined below) and to grant the conversion and registration rights contained herein.

(e)         Enforceability. This Secured Note is a valid, legal, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(f)         Restrictions on Other Indebtedness. Except as otherwise provided in this Secured Note or agreed to by the Borrower and Lender in writing, the Borrower shall not incur, acquire, guarantee or otherwise become responsible or liable for any indebtedness that is senior to or pari passu with the Obligations, without the prior written consent of the Lender. Other than the Prior Secured Loan, Borrower does not have any outstanding indebtedness other than accrued expenses and payables.

(g)         Other Liens. The Borrower shall not allow, create, incur, assume, or suffer to exist any lien or security interest on or against any of its property or assets now owned or hereafter acquired, except liens existing on the date hereof that are junior in right and priority to the liens and security interests granted to the Lender on the Collateral (as defined below) and which are disclosed to the Lender in writing prior to the date hereof, or those relating to the Prior Secured Loan.

(h)          Distributions. The Borrower shall not declare, pay, or make any distribution on any capital stock of the Borrower or apply any of its funds, property or assets to the purchase, redemption, or other retirement of any of its capital stock, or of any options to purchase or acquire any capital stock of the Borrower.

(i)          Fundamental Changes. The Borrower shall not (i) enter into any merger, consolidation or other reorganization with or into any other entity or acquire all or a substantial portion of the assets or capital stock of any entity or permit any other entity to consolidate with or merge with it, or (ii) except as permitted in subsection (j) below, sell, lease, transfer or otherwise dispose of any of its properties or assets outside the ordinary course of business consistent with the Borrower’s practices prior to the date hereof, unless the Borrower repays all Obligations outstanding under this Secured Note in cash.

(j)         Preservation of Existence; Maintenance of Properties. The Borrower shall preserve, renew, and maintain in full force and effect its legal existence and good standing under the laws of its organization and maintain, preserve, and protect all of the Collateral in good working order and condition, ordinary wear and tear permitted. Other than in connection with a Liquidity Event where the Borrower repays all, but not less than all, Obligations outstanding under this Secured Note in cash (subject to the Lender’s conversion rights under Section 13), the Borrower shall not sell or otherwise dispose of any of the Collateral without the prior written consent of the Lender, except activities in the ordinary course of business. Any sales of (i) any completed or partial Vigorides, or (ii) any commercially replaceable test bed components relating to Vigorides for reasonable equivalent value shall be permitted.

(k)         Information, Notices, Inspection. Promptly (i) upon the written request of the Lender, the Borrower shall deliver such information regarding its business or financial affairs, or the compliance by the Borrower with the terms of this Secured Note, as the Lender may from time to time reasonably request (provided that the Borrower shall not deliver to the Lender any material, non-public information unless the Lender is advised that such information is material, non-public information and specifically requests delivery to the Lender of such information), (ii) upon any officer of the Borrower becoming aware thereof, notify the Lender in writing of the occurrence of any Event of Default (as defined below), and (iii) upon the written request of the Lender, permit the Lender to inspect any of the Collateral at a reasonable time and place. Unless otherwise agreed in writing, such information shall be subject to any non-disclosure or confidentiality agreement between Borrower and Lender.

9.         Security Grant. To secure the prompt payment and performance in full of all Obligations, on the Borrowing Date of the First Loan the Borrower hereby grants to the Lender, and pledges to the Lender, a valid, binding, enforceable, continuing, first priority lien on and security interest in all existing and after acquired tangible and intangible real and personal property and other assets of the Borrower, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Borrower, regardless of where located (collectively, the “Collateral”), including, without limitation, all of the following: (a) all Accounts, (b) all Equipment, Goods, Inventory and Fixtures, (c) all Documents, Instruments (including all Promissory Notes) and Chattel Paper, (d) all Contracts, together with all Contract Rights (including all insurance claims) arising therefrom, (e) all Letters of Credit and Letter-of-Credit Rights, (f) all Investment Property, (g) all Intellectual Property, (h) all Commercial Tort Claims, (i) all General Intangibles, (j) all Money and all Deposit Accounts, (k) all Supporting Obligations, (1) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records relating to the Collateral and any General Intangibles at any time evidencing or relating to any of the foregoing, and (m) to the extent not covered above, all other assets, whether tangible or intangible, all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty in respect of the any of the foregoing. Capitalized terms used in this Section but not otherwise defined in this Secured Note have the meaning given to such terms in the Uniform Commercial Code as in effect from time to time in the State of Delaware.

10.        Priority of Security Interest. The Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority fully perfected security interest in the Collateral, pari passu with the Borrower’s other secured indebtedness to the Lender (subject only to the Lender and/or the Borrower taking whatever actions are required under applicable law to perfect and maintain such security interest); provided, however, that, unless otherwise agreed to by the Borrower, in the event the Lender fails to timely fund the Second Loan, the Lender’s security interest and lien under this Note on the Collateral as described in Section 9 above shall immediately terminate and be deemed released by the Lender, and the restrictions on the Company in Sections 4 and 8(f) of the Note shall likewise terminate; provided further, however, that the security interest and lien on the Collateral as described in Section 9 above shall be granted again in the event that the Lender remedies such failure by funding the Second Loan upon request of the Borrower on or before the Outside Date.

11.        Warrants. Borrower agrees to issue to the Lender within five (5) days of a Borrowing Date warrants for the purchase of additional shares of Common Stock in the amount of one times the number of shares of Common Stock which would be issued on conversion (inclusive of all interest) at maturity of the Loan funds corresponding to such Borrowing Date. Such warrants related to the Total Commitment Amount of $3,000,000 shall have an exercise price equal to the lower of (i) the most recent closing price of the Borrower’s Common Stock as reported on Nasdaq as of the date of the execution of this Agreement or (ii) the five (5) day average closing price of the Borrower’s Common Stock as reported on Nasdaq for the five (5) trading days immediately preceding the date of execution of this Agreement. The warrants shall have a term of five (5) years from the date of issuance and will be exercisable by Lender at any time, subject to the restrictions in Section 13. The form of warrant shall be based upon the form of warrant entered into by Borrower in connection with the SPA (as defined below) and filed by Borrower with the SEC (as defined below) and otherwise in form and substance reasonably acceptable to the Lender and Borrower.). Provided, however, that, unless otherwise agreed to by the Borrower, in the event the Lender fails to timely fund the Second Loan, the Lender may not exercise the portion of the warrants issued to Lender under this Secured Note corresponding to the amount of the Second Loan, unless the Lender remedies such failure by funding the Second Loan upon request of the Borrower on or before the Outside Date.

12.        Authorization to File Financing Statements. The Borrower hereby authorizes the Lender to file financing statements and all other instruments, without notice to the Borrower or any further approvals or signatures of the Borrower, with all appropriate jurisdictions and agencies to perfect or protect the Lender’s lien, interest, and rights under this Secured Note. Such financing statements and other instruments may specify the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in the Lender’s discretion.

13.        Conversion.

(a)         Optional Conversion. Notwithstanding anything to the contrary contained herein, in lieu of making cash payments of principal and accrued interest due to the Lender pursuant to the terms of this Secured Note, for the Total Commitment Amount, the Lender, in its sole discretion, may elect to convert some or all of the outstanding Obligations into that number of shares of Common Stock at a conversion price equal to the lower of (i) the most recent closing price of the Borrower’s Common Stock as reported on Nasdaq as of the date of execution of this Agreement or (ii) the five (5) day average closing price of the Borrower’s Common Stock as reported on Nasdaq for the five (5) trading days immediately preceding the date of execution of this Agreement (the “Conversion Price”).

(b)         Upon the occurrence of a Liquidity Event or Change in Control prior to the Maturity Date, the Lender shall immediately and automatically become entitled to receive the greater of either (i) payment of the same amount and type of consideration that Lender would have received if all of the outstanding Obligations automatically converted into Common Stock at the Conversion Price upon the occurrence of such Liquidity Event or Change of Control, or (ii) payment in full of the outstanding Obligations at that time.

(c)         In the event that the Borrower at any time after the date hereof effects a subdivision or split of its Common Stock into a greater number of shares of Common Stock or shall issue a stock dividend on the outstanding Common Stock, then the Conversion Price shall be proportionately decreased and the number of shares of Common Stock issuable upon conversion of this Secured Note shall be proportionately increased, effective as of the close of business on the date of such subdivision or split or the issuance of such dividend. In the event the Borrower at any time after the date hereof effects a combination or reverse stock split into a lesser number of shares of Common Stock, then in each such event the Conversion Price shall be proportionately increased and the number of shares of Common Stock issuable upon conversion of the Obligations shall be proportionately decreased, effective as of the close of business on the date of such combination or reverse stock split.

(d)         If at any time the number of shares of Common Stock issuable upon conversion of any Obligations shall not be sufficient to effect the conversion of such Obligations, the Borrower shall effect all such corporate action as is necessary to increase its authorized but unissued shares of Common Stock issuable upon conversion of any such Obligations as shall be sufficient for such purpose. In the event, for whatever reason, the Borrower is not able to, or does not, increase its authorized but unissued shares of Common Stock issuable upon conversion of any such Obligations as shall be sufficient for such purpose within thirty (30) days of the time of conversion, the Borrower shall pay all underlying Obligations in cash within one (1) Business Day thereafter.

(e)         The Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Lender agrees to furnish any additional information requested by the Borrower or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the conversion of any Obligations.

(f)         The Lender understands that the Common Stock issuable upon conversion of any Obligations has not been, and may not be, registered under the Securities Act or state securities laws by reason of specific exemptions from the registration provisions thereof which depend on, among other things, the bona fide nature of the investment intent and the accuracy of the Lender’s representations as expressed herein. The Lender understands that any unregistered shares of Common Stock are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, the Lender must hold such shares of Common Stock indefinitely unless they are registered with the Securities and Exchange Commission (“SEC”) and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. Notwithstanding the foregoing, the Borrower agrees that, within thirty (30) days of the expiration or satisfaction of the relevant equity sales provisions of the Securities Purchase Agreement dated as of September 15, 2024, between Borrower and a purchaser of certain Borrower’s securities (the “SPA”), Borrower will pursue in good faith, and submit to the SEC a registration statement covering the resale by Lender of the shares of Common Stock and Warrant Shares that Borrower receives or is entitled to receive under the terms of this Secured Note and the Prior Secured Note. Notwithstanding anything herein to the contrary, the Borrower shall not effect any conversion of this Secured Note or exercise any of the Warrants, and the Lender shall not be entitled to convert this Secured Note or exercise any of the Warrants, prior to six (6) months from the date that the registration statement on Form S-1 that has been filed by Borrower to register the resales of common shares underlying securities issued pursuant to the SPA is declared effective by the SEC. Borrower shall pursue such registration on the same basis as the registration being effected for a purchaser of certain Borrower’s securities under the SPA, and the Lender shall have the same rights and remedies as set forth in any agreement (including those filed with the SEC) with respect to registration entered into between Borrower and a purchaser of certain Borrower’s securities under the SPA, to the same extent as if such agreement and such rights and remedies were fully set forth herein.

(g)        The Lender shall not be entitled to convert any portion of this Secured Note or exercise of any portion of the Warrants if such exercise would require prior shareholder approval for the issuance of such shares pursuant to applicable Nasdaq rules and regulations; provided that Borrower will agree to use commercially reasonable efforts to obtain such approvals.

(h)         Notwithstanding anything to the contrary herein, the Borrower shall not effect any conversion of this Secured Note or exercise any of the Warrants, and the Lender shall not be entitled to convert this Secured Note or exercise any of the Warrants for a number of shares of Common Stock in excess of that number of shares of common stock which, upon giving effect or immediately prior to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Lender, any of its “affiliates” (as such term is defined in Rule 144 under the Securities Act) (“Affiliate”) and any natural persons or legal entities (each, a “Person”) who are members of a Section 13(d) group with the Lender or its Affiliates to exceed 9.99% (the “Ownership Limitation”) of the total number of issued and outstanding shares of Common Stock of the Borrower following such conversion or exercise. For purposes of this paragraph, beneficial ownership and whether a holder is a member of a Section 13(d) group shall be calculated and determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder. Upon the written request of the Lender, the Borrower shall within one (1) trading day confirm in writing or by electronic mail to the holder the number of shares of Common Stock then outstanding. By written notice to the Borrower, the Lender may, with agreement of the Borrower, from time to time increase or decrease the Ownership Limitation to any other percentage; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Borrower, unless otherwise agreed by the Lender and Borrower. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 13(h) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 13(h) or to make changes or supplements necessary or desirable to properly give effect to such limitation.

14.        Events of Default. Upon the occurrence of any of the following events and subsequent provision by the Lender to the Borrower of written notice of such event and, unless otherwise specified below, a five (5) Business Day opportunity to cure (each, an “Event of Default”), the Lender may, at its option, by written notice to the Borrower declare all Obligations to be immediately due and payable in full:

(a)         The Borrower shall fail to pay any amounts due under this Secured Note or the Prior Secured Note in accordance with the provisions hereof or thereof;

(b)         The Borrower shall fail to comply with any of the covenants or other provisions of this Secured Note or the Prior Secured Note;

(c)         The incurrence by the Borrower of any secured indebtedness that is senior to or pari passu with the Obligations in contradiction to this Secured Note;

(d)         The Borrower shall fail to comply with any of the covenants or other provisions of with respect to registration of shares, including those incorporated into Section 13(f);

(e)         Any representation, warranty, or other statement made by the Borrower in this Secured Note shall prove to have been incorrect or misleading in any material respect when made (including on this date and any Borrowing Date) or deemed to have been made;

(f)         The commencement against the Borrower of a bankruptcy case or any other liquidation, receivership, monitorship or other proceeding under laws affecting the rights of debtors and creditors, or a receiver, liquidator, monitor, or other fiduciary or similar person or entity is appointed over the Borrower or any of the Collateral and, such case, proceeding or appointment continues for 30 days unless the Borrower earlier acquiesces in any such action taken against it, in which case, upon written notice from the Lender to the Borrower, the cure period shall be terminated;

(g)         The commencement by the Borrower of a bankruptcy case or any other liquidation proceeding under laws affecting the rights of debtors and creditors, assignment for the benefit of creditors, wind-down, or other in-court or out-of-court liquidation or similar process or proceeding (any such proceeding described in this Section 14(f) or in Section 14(e) above, a “Bankruptcy Event”); there shall be no cure period with respect to the occurrence of an Event of Default under this clause; and

As used in this Secured Note, “Business Day” means any day that is not a Saturday or Sunday or any day on which commercial banks in Delaware are required or permitted to be closed.

15.        Remedies.

(a)         In addition to any other rights, remedies, or powers that the Lender may have under this Secured Note or pursuant to applicable law, and without limitation thereof, upon and at any time during the occurrence of any Event of Default, the Lender may, by written notice to Borrower, declare the Obligations to be immediately due and payable and may exercise some or all of its rights and remedies under this Secured Note or applicable law against the Borrower and/or the Collateral.

(b)         The rights, powers, and remedies of the Lender, as provided in this Secured Note and under applicable law, shall be cumulative and concurrent and may be pursued singularly, successively, or together, at the sole discretion of the Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise or to continue to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Unless required by, and not waivable under, applicable law in any action, sale of collateral, or other proceedings to enforce this Secured Note, the Lender need not file or produce the original of this Secured Note but only need file or produce a photocopy of this Secured Note certified by the Lender to be a true and correct copy of this Secured Note.

16.        Rescission of Payments or Conversions to Common Stock. If at any time any payment made by the Borrower under this Secured Note, or any conversion of Obligations to Common Stock, is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, liquidation, or reorganization of the Borrower or otherwise, the Borrower’s obligation shall be reinstated as though such payment had not been made and to the extent that this Secured Note has been terminated or deemed terminated, this Secured Note shall be revived and reinstated with respect thereto. The obligations of the Borrower under this Section shall survive the Maturity Date, the payment in full of the Obligations, or conversion to Common Stock, and the termination of this Secured Note.

17.          No Control, Joint Venture, or Partnership. In connection with this Secured Note, the Borrower is not providing to the Lender, and the Lender is not receiving, any power to “control” (as defined at 31 C.F.R. § 800.208) the Borrower or any rights, access, or involvement (as described in 31 C.F.R. § 800.211(b)) in the Borrower. Nothing in this Secured Note shall be interpreted or construed (a) to create an association, agency relationship, joint venture, or partnership among the parties or to impose any partnership obligation or liability upon either party or (b) to create any other relationship between the parties other than that of borrower and lender. In addition, nothing in this Secured Note shall be deemed to authorize or empower either party to act as agent for the other party, or to conduct business in the name, or for the account, of the other party.

18.          Notices. Any notice required or permitted to be given under this Secured Note shall be sufficient if in writing and sent by reputable overnight courier or email as set forth below:

If to Borrower:	Mr. Lon Ensler Interim Chief Financial Officer Momentus Inc. 3901 N. 1st Street San Jose, CA 95134 Lon.Ensler_ext@momentusspace.com With copy to: Legal@momentusspace.com

If to Lender:	Space Infrastructures Ventures, LLC c/o Hogan Lovells US LLP 8350 Broad Street, 17th Floor Tysons, VA 22102 randy.segal@hoganlovells.com

19.        Indemnity. Effective as of the Borrowing Date of the First Loan, in addition to the payment of expenses pursuant to Section 23, the Borrower shall defend, indemnify, pay and hold harmless, the Lender and its affiliates and their past, present and future respective directors, managers, shareholders, members, officers, employees, counsel, accountants, investors, financial advisors, agents, consultants and other advisors (each, an “Indemnitee”), from and against (i) any taxes (other than any tax on the overall net income of the Lender) paid or incurred by the Lender relating to, arising out of, or in connection with this Secured Note, whether or not such taxes were correctly or legally imposed or asserted by the relevant governmental authority, and (ii) any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any person or entity, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Secured Note or the transactions contemplated hereby (including the Lender’s agreement to make a loan or the use or intended use of the proceeds thereof, or any enforcement of this Secured Note), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; provided that the Borrower shall have no obligation to any Indemnitee hereunder with respect to the foregoing to the extent arising from the gross negligence or willful misconduct of that Indemnitee as determined by a final, non-appealable order of a court of competent jurisdiction. Notwithstanding any contrary provision in this Secured Note, the obligation of the Borrower with respect to each indemnity given by them in this Secured Note shall survive the Maturity Date, the payment in full of the Obligations, or conversion to Common Stock, and the termination of this Secured Note.

20.        Further Assurances.

(a)         Upon request by the Lender, the Borrower shall make, execute, and deliver or cause to be made, executed, and delivered to the Lender and, where appropriate, cause to be recorded or filed, as applicable, and from time to time thereafter to be re-recorded or refiled, as applicable, at such time and in such offices and places as shall be deemed necessary or desirable by the Lender, any and all such instruments of further assurance, certificates and other documents as may, in the opinion of Lender, be necessary or desirable to effectuate, complete, or perfect, or to continue and preserve, the operation and effect of this Secured Note, including, without limitation, the security interest granted herein.

21.        Conditions to Borrowing. The following conditions apply to the making of the Second Loan:

(a)         No Event of Default and no condition which would constitute an Event of Default with the giving of notice or lapse of time or both shall exist, and there shall not have occurred a Bankruptcy Event;

(b)         Each of the representations and warranties made by the Borrowers herein shall be true and correct immediately prior to, and after giving effect to, such Loan;

(c)         The making of such Loan shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily, or permanently;

(d)         If after giving effect to a request for, and the borrowing of, a Loan, the Total Commitment Amount will not be exceeded;

(e)         There shall not have occurred any event, change, circumstance, effect, or other matter that has, individually or in the aggregate, a material adverse effect on (i) the financial condition or results of operations of the Borrower or its business, taken as a whole as of the date hereof; or (ii) the condition or value of any material portion of the Borrower’s assets;

(f)         For the Second Loan, the Borrower shall have sent a written borrowing notice (“Borrowing Notice”) to the Lender setting forth (i) the amount of the Loan being requested, (ii) the date the Loan being requested is to be funded, which shall be at least three (3) Business Days after the date the Lender receives the Borrowing Notice, (iii) the intended use of the proceeds of the Loan, (iv) where the Loan funds should be wire transferred, (v) confirmation that no Events of Default have occurred and are continuing, and (vi) confirmation that all of the representations and warranties in this Secured Note are accurate as of the date of the Borrowing Notice and the requested Loan funding date. Each Borrowing Notice shall be signed by an authorized officer of the Borrower. For the First Loan, the conditions of this paragraph shall have been met upon execution of this agreement and the First Loan amount of $2,000,000 shall be remitted within at least one (1) Business Day to the account specified in writing by Borrower.

(g)         There shall exist no order of any court of competent jurisdiction that would prevent the Borrower or Lender from honoring their respective obligations, or prevent the Lender from exercising any of its rights or remedies, under this Secured Note, the Prior Secured Note, or applicable law.

22.        Confidentiality. Each party shall hold, and shall use commercially reasonable efforts to cause its affiliates, and its and their respective Representatives (as defined below) to hold, in strict confidence from any person or entity (other than any such affiliate or Representative) the terms and conditions of this Secured Note and any facts or other information related to this Secured Note, unless (i) such party is required to disclose such information by applicable law, rule or regulation; (ii) such information is disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, or (iii) the party to whom disclosure of this Secured Note is made has executed a confidentiality agreement with Borrower. As used herein, “Representatives” means directors, managers, shareholders, members, officers, employees, counsel, accountants, lenders, investors, financial advisors, consultants, and other advisors, in each case with respect to the transactions contemplated by this Secured Note.

23.       Fees and Expenses of Enforcement. In connection with an Event of Default, the Borrower agrees to pay and shall pay, on demand, in addition to unpaid principal and interest and/or interest at the default rate, all of the fees, costs, and expenses incurred by the Lender in attempting or effecting collection or enforcement hereunder, including, but not limited to, the reasonable fees and expenses of any attorneys or agents engaged by the Lender in connection therewith, whether or not suit or other legal action is instituted or taken.

24.       Waivers. The Borrower hereby waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default, or enforcement of this Secured Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, if any, and to the addition or release of any other party or person primarily or secondarily liable.

25.      GOVERNING LAW. THE BORROWER AND THE LENDER EACH IRREVOCABLY AND UNCONDITIONALLY AGREE THAT THE OBLIGATIONS OF THE BORROWER AND THE RIGHTS AND REMEDIES OF THE LENDER UNDER THIS SECURED NOTE, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS SECURED NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

26.        Jurisdiction. The Borrower and the Lender hereby irrevocably and unconditionally submit to the jurisdiction of any state or federal court located in Delaware, in any action or proceeding arising out of or relating to this Secured Note. The Borrower and the Lender hereby irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, (a) any objection that they may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of this Secured Note in any state or federal court located in Delaware, and (b) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

27.        JURY TRIAL. THE BORROWER AND THE LENDER EACH IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SECURED NOTE OR THE ACTIONS OF THE BORROWER OR THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

28.        PREJUDGMENT REMEDIES. THE BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS SECURED NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER THE DELAWARE STATUTES, OR AS OTHERWISE ALLOWED BY LAW OR ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE LENDER MAY DESIRE TO USE.

29.        LIMITATION ON LIABILITY. TO THE GREATEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY WAIVES ALL RIGHTS TO THE ASSERTION OR RECOVERY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE LENDER IN CONNECTION WITH THIS SECURED NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EVIDENCING OR SECURING THIS SECURED NOTE.  THE  BORROWER  SHALL  HAVE  NO  CLAIMS  FOR  ANY  ACTS  OR OMISSIONS OF THE LENDER OTHER THAN THOSE CONSTITUTING GROSS NEGLIGENCE OR INTENTIONALLY WRONGFUL CONDUCT.

30.        Entire Agreement. This Secured Note, together with all other instruments, agreements, and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, and inducements, whether express or implied, oral or written. This Secured Note may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no oral agreements between the parties. Each of the exhibits and schedules attached hereto are incorporated into this Secured Note and by this reference made a part hereof.

31.        Amendments. No modification, amendment, or other revision of the provisions of this Secured Note shall be binding unless in writing and signed by the Lender and Borrower. No omission or delay by the Lender in exercising or continuing any right, remedy, or power under this Secured Note shall impair the exercise or continuation of any such right, remedy, or power or be construed to be a waiver of any default or Event of Default to be an acquiescence therein.

32.        Severability. In the event that any one or more of the provisions of this Secured Note are deemed to be invalid, illegal, or otherwise unenforceable in any respect, (i) the validity, legality, and enforceability of the remaining provisions shall not in any manner be affected or impaired thereby and (ii) the parties hereto shall endeavor in good-faith negotiations to replace any prohibited or unenforceable provisions with valid and enforceable provisions, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provisions.

33.        Representation by Counsel; Drafting. The Borrower has been provided the opportunity to be represented by counsel of its choice in connection with this Secured Note. The Borrower has executed this Secured Note freely and without coercion or duress. This Secured Note shall be deemed to have been drafted by both parties hereto and no presumptions shall be made against either party based on the actual drafting of this Secured Note or any provision of this Secured Note.

34.        Binding Nature of Obligations; Assignment. This Secured Note shall be binding upon the Borrower and its successors and permitted assigns and shall inure to the benefit of the Lender and its successors, assigns, and transferees. This Secured Note may be transferred or assigned by the Lender, in whole or in part, in its sole discretion. The Borrower may not assign this Secured Note or delegate any of its obligations hereunder without the prior written consent of Lender, which consent may be withheld or conditioned in the sole discretion of Lender, and any assignment made in violation of this provision is void.

35.        Third-Party Financing. The Borrower shall not enter into any financing arrangement, or incur any obligations, with any third party which would be pari passu with or senior to the Obligations under this Secured Note without the prior written approval of the Lender, unless (i) the Lender fails to timely fund amounts under this Secured Note and (ii) there are no Events of Default continuing at the time the Borrower seeks to enter into any such financing arrangement or incur any such obligations.

36.        DIP Lending. If the Borrower becomes subject to a case (a “Bankruptcy Case”) under Title 11 of the United States Code (as amended, modified or supplemented, from time to time, the “Bankruptcy Code”), the Lender hereby agrees that it will not raise any objection to the Borrower incurring debtor in possession financing (“DIP Financing”) from a third party (the “DIP Lender”) under section 364 of the Bankruptcy Code, or using the Lender’s cash collateral (“Cash Collateral”) under section 363 of the Bankruptcy Code, as long as: (i) the maximum amount of DIP Financing does not exceed $5 million dollars, which DIP Financing, up to such cap, may be secured by (a) liens on the Collateral that prime or are pari passu basis with the liens and security interests of the Lender under this Secured Note and (b) super-priority administrative expense claims, (ii) any professional fee carve-out that primes or is pari passu basis with the liens and security interests of the Lender under this Secured Note and Prior Secured Note does not exceed $300,000 with respect to professional fees of the Borrower’s counsel, any official committees appointed in the Bankruptcy Case and any fees of ordinary course professionals, incurred after the date of any triggering event (the “Carve-Out”), (iii) the DIP Financing and use of Cash Collateral is subject to a budget (including the initial budget and all subsequent budgets) that is reasonably acceptable to the Lender, (iv) the Lender is granted adequate protection in form and substance reasonably satisfactory to the Lender, (v) the Borrower shall have first given the Lender a reasonable opportunity to provide the DIP Financing (or to match or improve the terms of any DIP Financing offer received from a third party) (a “Lender DIP Proposal”), which the Borrower shall have considered diligently and in good faith, and (vi) if the Lender either did not provide a Lender DIP Proposal, or the Borrower rejected such Lender DIP Proposal after having considered such proposal diligently and in good faith, the Borrower shall have used commercially reasonable best efforts to cause the DIP Lender to allow the Lender to (a) participate as a lender in the DIP Financing on a pari passu basis with the DIP Lender, and (b) roll-up a portion of the Obligations and Obligations under, and as defined in, the Prior Secured Note on not less than a 1-1 basis.

37.        Survival. Sections l5-19, 22-34, and 37 shall survive the termination or repayment in full of this Secured Note.

IN WITNESS WHEREOF, this Secured Note has been executed and delivered by its duly authorized representative as of the date first written above.

BORROWER: MOMENTUS INC.

MOMENTUS INC.

By:	/s/ John Rood
Name:	John Rood
Title:	CEO

LENDER:

SPACE INFRASTRUCTURES VENTURES, LLC

By:	/s/ Jose Esmeraldo Alonso Fernandez
Name:	Jose Esmeraldo Alonso Fernandez
Title:	CEO